UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FORTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	47-5654583
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6920 Seaway Blvd Everett, WA	98203
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.00% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-218676 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Fortive Corporation (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated June 26, 2018 (the “Prospectus Supplement”), and the accompanying prospectus, dated June 12, 2017 (the “Base Prospectus”). The Prospectus Supplement relates to the Company’s offering of its 5.00% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share. The Base Prospectus forms a part of the Registration Statement on Form S-3 (File No. 333-218676), filed with the Commission on June 12, 2017.

The descriptions under the headings “Description of Mandatory Convertible Preferred Stock” in the Prospectus Supplement and “Description of Capital Stock” in the Base Prospectus are incorporated by reference herein. Copies of such descriptions will be filed with the New York Stock Exchange.

Item 2. Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Fortive Corporation (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 9, 2017 (Commission File Number: 1-37654))

3.2	Amended and Restated Bylaws of Fortive Corporation (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 9, 2017 (Commission File Number: 1-37654))

3.3	Certificate of Designations of the 5.00% Mandatory Convertible Preferred Stock, Series A, filed with the Secretary of State of the State of Delaware on June 29, 2018 (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 29, 2018 (Commission File Number: 1-37654))

4.1	Specimen Certificate of the 5.00% Mandatory Convertible Preferred Stock, Series A (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 29, 2018 (Commission File Number: 1-37654))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
Name:	Daniel B. Kim
Title:	Vice President – Associate General Counsel and Secretary

Dated: June 29, 2018